Morris Publishing Group Files Plan
of Reorganization with Bankruptcy court

AUGUSTA, GA — JANUARY 19, 2010 — With the support of an overwhelming majority of its bondholders, Morris Publishing Group today filed a plan in U.S. Bankruptcy Court for the Southern District of Georgia in Augusta to complete the restructuring of its debt.

Morris has asked the Court to approve a plan that will reduce bondholder debt through the issuance of $100 million of new second lien secured notes due in 2014 in exchange for the cancellation of approximately $278.5 million principal amount of outstanding senior subordinated notes due 2013 plus accrued interest.

Holders of approximately 93 percent of the existing notes voted to support the filing of a prepackaged reorganization plan in bankruptcy court.

“This filing is the final step in the financial restructuring we announced last fall,’’ said William S. Morris III, chairman of Morris Publishing Group. “We are pleased that so many of our note holders agreed to support this move to get Morris Publishing on more solid financial ground.’’

Under the prepackaged plan, Morris Publishing will reduce its overall indebtedness from approximately $415 million to $126.5 million. The new notes will bear interest of at least 10 percent, but could bear interest up to 15 percent, some of which may be paid in-kind until Morris Publishing repays its remaining senior debt. The company reduced its senior indebtedness by $110 million last fall.

Morris Publishing Group will continue to operate its 13 daily newspapers, its non-daily newspapers, its websites, city magazines and free community newspapers without interruption. Readers and advertisers should notice no change in operations. All obligations to employees and vendors will be met in full.

Morris Publishing Group, LLC, is a privately held media company based in Augusta, Ga. Morris Publishing currently owns and operates 13 daily newspapers as well as nondaily newspapers, city magazines and free community publications in the Southeast, Midwest, Southwest and Alaska. For more information on the company’s restructuring, visit Morris Publishing’s website, www.morrisrestructures.com.

About Morris Publishing
Morris Publishing Group was formed in 2001 and assumed the operations of the newspaper business segment of its former parent, Morris Communications Company. The company has a concentrated presence in the Southeast, with four signature holdings: The Florida Times-Union (Jacksonville), The Augusta Chronicle, the Savannah (Ga.) Morning News and the Athens (Ga.) Banner-Herald. Morris Publishing Group’s other nine daily newspapers are: Amarillo (Texas) Globe-News; Bluffton (S.C.) Today; Brainerd (Minn.) Dispatch; Juneau(Alaska) Empire; Log Cabin Democrat, Conway, Ark.; Lubbock (Texas) Avalanche-Journal; Peninsula Clarion, Kenai, Alaska; The St. Augustine (Fla.) Record; The Topeka (Kan.) Capital-Journal. Morris Publishing also has 13 non-daily newspapers, five free community newspapers and three city magazines.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and while we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the Company may need to seek protection under the United States Bankruptcy Code, and the risk that the Company will be otherwise unsuccessful in its efforts to effectuate a comprehensive restructuring of its businesses. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Contact:

Sitrick And Company, for Morris Publishing Group

Sandra Sternberg
310-788-2850
or
Dave Satterfield
408-802-6767